EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-187928) on Form S-8 of Tecogen Inc. of our report dated March 31, 2014, which appears in this Annual Report on Form 10-K of Tecogen Inc. for the year ended December 31, 2013.

/s/ MCGLADREY LLP
McGladrey LLP

Boston, Massachusetts
March 31, 2014